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Term Sheet No. S4
To the Underlying Supplement dated September 14, 2009,
Product Supplement No. AK-I dated November 25, 2009,
Prospectus Supplement dated March 25, 2009 and
Prospectus dated March 25, 2009	Filed Pursuant to Rule 433 Registration Statement No. 333-158199-10 March 3, 2010

Enhanced Participation Securities due March 31, 2014 Linked to the Credit Suisse Long/Short Liquid Index (Excess Net)

General

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The securities are designed for investors who seek a leveraged return linked to the appreciation of the Credit Suisse Long/Short Liquid Index (Excess Net). Investors should be willing to forgo interest payments and, if the Underlying declines, be willing to lose up to 80% of their investment.

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Senior unsecured obligations of Credit Suisse, acting through its Nassau Branch, maturing March 31, 2014†.

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Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples in excess thereof.

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The securities are expected to price on March 24, 2010 (the "Trade Date") and are expected to settle on March 31, 2010. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms

Issuer:	Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch
Underlying:
The Credit Suisse Long/Short Liquid (Excess Net) Index (the "Underlying" or, the "Index"). The Underlying is reported by Bloomberg under the ticker symbol "CSLABLE." For more information on the Underlying, see "The Underlying" in this term sheet.
Upside Participation Rate:	120%
Downside Participation Rate:	80%
Redemption Amount:
You will be entitled to receive a Redemption Amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the Underlying Return, calculated as set forth below.
Underlying Return:	•	If the Final Level is greater than the Initial Level, the Underlying Return will be calculated as follows:
	Upside Participation Rate x	Final Level – Initial Level Initial Level
	•	If the Final Level is equal to the Initial Level, the Underlying Return will equal zero and the Redemption Amount will equal the principal amount of the securities.
	•	If the Final Level is less than the Initial Level, the Underlying Return will be calculated as follows:
	Downside Participation Rate x	Final Level – Initial Level Initial Level

If the Final Level is less than the Initial Level, the Underlying Return will be negative and you will receive less than the principal amount of your securities at maturity. You could lose up to 80% of your entire investment.
Initial Level:	The closing level of the Underlying two business days immediately following the Trade Date.
Final Level:	The closing level of the Underlying on the Valuation Date.
Valuation Date†:	March 24, 2014
Maturity Date†:	March 31, 2014
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546ETF1

†    Subject to postponement in the event of a market disruption event as described in this term sheet.

Investing in the securities involves a number of risks. See "Selected Risk Considerations" beginning on page 4 of this term sheet and "Risk Factors" beginning on page PS-3 of the accompanying product supplement.

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you the term sheet, underlying supplement, product supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer

Per security	$1,000.00	$25.00	$975.00

Total	$	$	$

The agent for this offering, Credit Suisse Securities (USA) LLC ("CSSU"), is our affiliate. For more information, see "Supplemental Plan of Distribution (Conflicts of Interest)" on the last page of this term sheet.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

March 3, 2010

Additional Terms Specific to the Securities

You should read this term sheet together with the underlying supplement dated September 14, 2009, the product supplement dated November 25, 2009, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

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  Underlying supplement dated September 14, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909008321/a2194364z424b2.htm

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  Product supplement No. AK-I dated November 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909010427/a2195638z424b2.htm

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  Prospectus supplement dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

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  Prospectus dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this term sheet, the "Company," "we," "us," or "our" refers to Credit Suisse.

This term sheet, together with the documents listed above, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Selected Risk Considerations" in this term sheet and "Risk Factors" in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts at Maturity for Each $1,000 Principal Amount

The table below illustrates the hypothetical Redemption Amounts at maturity for a $1,000 security for a hypothetical range of performance of the Underlying from +100% to -100%. The hypothetical Redemption Amounts set forth below assume an Initial Level of 990 and an Upside Participation Rate of 120%. The actual Initial Level will be determined on the Trade Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final Level	Percentage Change in Underlying Level	Underlying Return	Redemption Amount
1000.00	100.00%	120%	$2200.00
875.00	75.00%	90%	$1900.00
750.00	50.00%	60%	$1600.00
700.00	40.00%	48%	$1480.00
650.00	30.00%	36%	$1360.00
600.00	20.00%	24%	$1240.00
575.00	15.00%	18%	$1180.00
550.00	10.00%	12%	$1120.00
525.00	5.00%	6%	$1060.00
512.50	2.50%	3%	$1030.00
505.00	1.00%	1.2%	$1012.00
500.00	0.00%	0.00%	$1,000.00
475.00	-5.00%	-4%	$960.00
450.00	-10.00%	-8%	$920.00
425.00	-15.00%	-12%	$880.00
400.00	-20.00%	-16%	$840.00
350.00	-30.00%	-24%	$760.00
300.00	-40.00%	-32%	$680.00
250.00	-50.00%	-40%	$600.00
200.00	-60.00%	-48%	$520.00
150.00	-70.00%	-56%	$440.00
100.00	-80.00%	-64%	$360.00
50.00	-90.00%	-72%	$280.00
0.00	-100.00%	-80%	$200.00

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the Redemption Amounts set forth in the table above are calculated.

Example 1: The Final Level is 1188, an increase of 20% from the Initial Level. The determination of the Redemption Amount when the Final Level is greater than the Initial Level is as follows:

  Underlying Return = 120% × [(1188 - 990)/990] = 24.00%
  Redemption Amount = Principal × (1 + Underlying Return)
  Redemption Amount = $1,000 × 1.24
  Redemption Amount = $1,240.00

In this example, at maturity you would be entitled to receive a Redemption Amount equal to $1,240 per $1,000 principal amount of securities based on a leveraged return linked to the appreciation in the level of the Underlying.

Example 2: The Final Level is 1039.50, an increase of 5% from the Initial Level. The determination of the Redemption Amount when the Final Level is greater than the Initial Level is as follows:

  Underlying Return = 120% × [(1039.50 - 990)/990] = 6.00%
  Redemption Amount = Principal × (1 + Underlying Return)
  Redemption Amount = $1,000 × 1.06
  Redemption Amount = $1060.00

In this example, at maturity you would be entitled to receive a Redemption Amount equal to $1,060 per $1,000 principal amount of securities based on a leveraged return linked to the appreciation in the level of the Underlying.

Example 3: The Final Level is 990, equal to the Initial Level. Because the Final Level is equal to the Initial Level, at maturity you would be entitled to receive a Redemption Amount equal to $1,000 per $1,000 principal amount of securities.

Example 4: The Final Level is 792, a decrease of 20% from the Initial Level. The determination of the Redemption Amount when the Final Level is less than the Initial Level is as follows:

  Underlying Return = 80% × [(792 - 990)/990] = -16.00%
  Redemption Amount = Principal × (1 + Underlying Return)
  Redemption Amount = $1,000 × 0.84
  Redemption Amount = $840.00

In this example, at maturity you would be entitled to receive a Redemption Amount equal to $840 per $1,000 principal amount of securities because the Final Level is less than the Initial Level and you will participate in any depreciation in the level of the Underlying.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS – The securities do not guarantee any return of your principal amount. You could lose up to $800 per $1,000 principal amount of securities. If the Final Level is less than the Initial Level, you will lose 0.80% of your principal for each 1% decline in the Final Level as compared to the Initial Level. Any payment at maturity is subject to our ability to pay our obligations as they become due.

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THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE – Although the return on the securities will be based on the performance of the Underlying, the payment of any amount due on the securities is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the payment at maturity described in this term sheet is based on the full principal amount of your securities, the original issue price of the securities includes the agent's commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the stocks that comprise the Market Factors.

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LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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WE OR OUR AFFILIATES MAY HAVE ECONOMIC INTERESTS ADVERSE TO THOSE OF THE HOLDERS OF THE SECURITIES – Because our affiliates, Credit Suisse International, is initially acting as the Calculation Agent for the securities, and Credit Suisse Alternative Capital, Inc., is the Index Sponsor and the index calculation agent (the "Index Calculation Agent"), potential conflicts of interest may exist between these affiliates and you, including with respect to certain determinations and judgments that they must make in determining amounts due to you at maturity or the composition or methodology of the Underlying.

  In addition, Credit Suisse and other affiliates of ours expect to engage in trading activities related to the Market Factors, futures or options on the Market Factors or the Underlying, or other derivative instruments with returns linked to the performance of Market Factors or the Underlying, for their accounts and for other accounts under their management. Credit Suisse and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Underlying or the Market Factors. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

  We or our affiliates may currently or from time to time engage in business with companies whose stocks comprise the Market Factors, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views or provide recommendations about the companies whose stocks comprise the Market Factors. Any such views or recommendations may be inconsistent with purchasing or holding the securities. Any prospective purchaser of the securities should undertake such independent investigation of each company whose stock is included in a Market Factor as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

  With respect to any of the activities described above, neither Credit Suisse nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES – In addition to the level of the Underlying on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

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    the expected volatility of the Underlying;

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    the time to maturity of the securities;

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    the dividend rate on the stocks comprising the Market Factors;

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    interest and yield rates in the market generally;

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    geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the stocks comprising the Market Factors or stock markets generally and which may affect the level of the Underlying; and

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    the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that the stocks comprising any of the Market Factors are denominated in a currency other than the currency in which the Underlying is denominated;

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    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

    Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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AN INVESTMENT IN THE SECURITIES IS EXPOSED TO DIFFERENT FEES – The value of the Underlying used to calculate the redemption amount will generally be reduced by the following fees and charges: (i) a daily accrual of the Holding Rate reflecting the holding cost of the current Index constituents based on swap spreads on the Market Factors, and (ii) an accruing Index Adjustment Factor, established by the Index Committee, at 0.5% per annum. In calculating the closing level of the Underlying and therefore, the underlying return, these fees and charges are built into such calculation and as a result, the closing level and underlying return will be less than the closing level and underlying return would be if these fees and charges were not included.

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THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU – The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Underlying; you seek a guaranteed return of principal; you believe the level of the Underlying will decrease or will not increase by an amount sufficient to offset the impact of the the Accrued Holding Rate and the Accrued Index Adjustment Factor during the term of the securities; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

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  THE FINAL LEVEL FOR THE UNDERLYING MAY BE LESS THAN THE CLOSING LEVEL FOR THE UNDERLYING ON THE MATURITY DATE OF THE SECURITIES OR AT OTHER TIMES DURING THE TERM OF THE SECURITIES – The Calculation Agent will calculate the redemption amount by comparing only the initial level and final level of the Underlying on the valuation date. Because the final level of the Underlying is calculated based on the closing level of the Underlying on the valuation date, the closing level of the Underlying on the maturity date or at other times during the term of the securities, including dates near the valuation date, could be higher than the final level of the Underlying. This difference could be substantial if there is a significant increase in the closing level of the Underlying after the valuation date, if there is a significant decrease in the closing level of the Underlying around the time of the valuation date or if there is significant volatility in the closing level of the Underlying during the term of the securities (especially on dates near the valuation date). For example, when the valuation date for the Underlying is near the end of the term of the securities, then if the closing level for the Underlying increases or remains relatively constant during the initial term of the securities and then decreases below the initial level, the final level may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the Underlying, the indices included in the Underlying, or the stocks comprising such indices for which there is an active secondary market.

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  THE SECURITIES ARE NOT DESIGNED TO BE SHORT-TERM TRADING INSTRUMENTS – The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the Underlying has appreciated during the term of the securities. The potential returns described herein assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your securities to maturity.

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  THE SECURITIES MAY BE SUBJECT TO FOREIGN CURRENCY RISK IF THE UNDERLYING INCLUDES A MARKET FACTOR COMPRISED OF FOREIGN EQUITY SECURITIES – If the Underlying contains a Market Factor comprised of stocks denominated in a currency other than U.S. dollars, the securities, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the securities is linked to the performance of the Underlying, the value of which is dependant on the stocks comprising the Market Factors, which are denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising the Market Factors, the level of the Underlying and the value of the securities.

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  ADJUSTMENTS TO THE UNDERLYING COULD ADVERSELY AFFECT THE SECURITIES – Credit Suisse Alternative Capital, Inc. the sponsor of the Underlying (the "Index Sponsor"), is responsible for calculating and maintaining the Underlying. In certain circumstances, the Index Sponsor can add, delete or substitute the Market Factors comprising the Underlying or make other methodological changes that could change the value of the Underlying at any time. The Index Sponsor may discontinue or suspend calculation or dissemination of the Underlying. If one or more of these events occurs, the calculation of the redemption amount payable at maturity could be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the Calculation of the Underlying" in the accompanying product supplement. Consequently, any of these actions could adversely affect the redemption amount payable at maturity and/or the value of the securities.

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  WE ARE AFFILIATED WITH THE INDEX SPONSOR – The methodology and rules for the Underlying were developed by the Index Sponsor, Credit Suisse Alternative Capital, Inc., an affiliate of Credit Suisse. The Underlying is rebalanced periodically by the Index Sponsor. The Index Sponsor maintains some discretion on how the calculations comprising the Index methodology are made, which may affect the level of the Underlying. The Index Sponsor has the ability to take certain actions with respect to the calculation of the Underlying, including actions that could affect the level of the Underlying or your securities. Because determinations made by the Index Sponsor may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you. Neither the Index Sponsor nor we will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the level of the Underlying and therefore the value of your securities.

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  AS OF THE DATE OF THIS TERM SHEET, WE ARE CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE MSCI® EAFE INDEX, WHICH IS ONE OF THE INDICES INCLUDED IN THE UNDERLYING – We are currently one of the companies that make up the MSCI EAFE® Index, which is one of the indices included in the Underlying, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of securities linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the stocks underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor the sponsor of the MSCI EAFE® Index will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of the securities.

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  IF A MARKET DISRUPTION EVENT HAS OCCURRED OR EXISTS ON THE VALUATION DATE, THE CALCULATION AGENT WILL POSTPONE THE VALUATION DATE (AND THE APPLICABLE MATURITY DATE) AND WILL DETERMINE THE CLOSING LEVEL OF THE UNDERLYING APPLICABLE TO THE VALUATION DATE – The determination of the closing level of the Underlying on the valuation date may be postponed if the Calculation Agent reasonably determines that a Market Disruption Event has occurred or is continuing on the valuation date.

    If postponement of the valuation date occurs, the Calculation Agent shall determine the closing level of the Underlying applicable to the valuation date by reference to the value of each Market Factor unaffected by the Market Disruption Event determined on the originally scheduled valuation date and the value of each Market Factor affected by the Market Disruption Event determined based upon the closing value of such affected Market Factor on the first day immediately succeeding the scheduled valuation date on which such Market Factor is no longer affected by a Market Disruption Event. The closing level of the Underlying as determined by the Calculation Agent may differ from any published closing level of the Underlying. In the event the valuation date is postponed, the date the value of the last Market Factor affected by the Market Disruption Event is determined by the Calculation Agent will be the valuation date. If the valuation date is postponed due to a Market Disruption Event, the maturity date will also be postponed by an equal number of business days. Any such postponement or determinations by the Calculation Agent may adversely affect your return on the securities. In addition, no interest or other payment will be payable as a result of such postponement. Please refer to "Market Disruption Events" in this term sheet.

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  YOU WILL HAVE NO RIGHTS AGAINST A FACTOR PUBLISHER OR THE ENTITIES WITH DISCRETION OVER THE UNDERLYING – As an owner of the securities, you will have no rights against the Factor Publisher, the Index Committee, the Index Sponsor or the Index Calculation Agent (each as defined in this term sheet under "The Underlying"), even though the amount you receive at maturity will depend on the level of the Underlying, and such level is based on the levels of the Market Factors. By investing in the securities, you will not acquire any interest in any shares of any Market Factor or any of the stocks comprising a Market Factor and you will not receive any dividends or other distributions, if any, with respect to any Market Factor or any of the stocks comprising a Market Factor. Your securities will be paid in cash, and you will have no right to receive delivery of any of the Market Factors, any of the stocks comprising a Market Factor or any options of futures contracts on any of the forgoing. The Factor Publishers, and the issuers of the stocks comprising the Market Factors are not in any way involved in this offering and have no obligations relating to the securities or to the holders of the securities.

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  AN INVESTMENT IN THE SECURITIES MAY BE SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS – The components comprising Market Factors included in the Underlying may have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility and governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the "SEC"), and generally non-U.S. companies are subject to accounting, corporate governance, disclosure, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

    The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

    The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to the Underlying which includes Market Factors composed of securities traded in one or more emerging market countries.

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  OUR HEDGING ACTIVITY MAY AFFECT THE VALUE OF THE STOCKS COMPRISING THE MARKET FACTORS INCLUDED IN THE UNDERLYING AND THEREFORE THE VALUE OF THE SECURITIES – We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the Market Factors, the stocks comprising Market Factors or in other instruments, such as options, swaps or futures, based upon the Underlying or the Market Factors. This hedging activity could affect the value of the stocks comprising Market Factors included in the Underlying and therefore the value of the securities. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the securities declines.

    We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the value of the securities.

    With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

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  IN THE CASE OF ANY MARKET FACTOR INCLUDED IN THE UNDERLYING, THE POLICIES OF THE INDEX SPONSOR AND CHANGES THAT AFFECT SUCH MARKET FACTOR COULD ADVERSELY AFFECT THE AMOUNT PAYABLE ON YOUR SECURITIES AND THEIR VALUE – The policies of the sponsor of any relevant Market Factor included in the Index concerning the calculation of such Market Factor and additions, deletions or substitutions of securities comprising such Market Factor could affect the level of the Underlying and, therefore, the amount payable on your securities on the maturity date and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the Index Sponsor changes its policies, for example, by changing the manner in which it calculates the index level, or if the Index Sponsor discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the closing level of the Index is not available on the valuation date because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Underlying on the valuation date and thus the redemption amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

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  THE PERFORMANCE OF THE UNDERLYING IS NOT DETERMINED BY THE PERFORMANCE OF THE TARGET INDEX AND MAY HAVE NO CORRELATION TO THE PERFORMANCE OF THE TARGET INDEX – The performance of the Target Index does not determine the performance of the Underlying. Changes in the underlying will depend on (i) the weighted price performance of a number of broadly available market measures chosen from among the 18 Market Factors, the Factor Weights of which may be positive, negative or zero and are determined monthly in accordance with an algorithm that seeks to approximate the returns of the Target Index based on a series of iterative regressions, (ii) the accrual of dividend income (which may be negative if the associated Factor Weight is negative) with respect to the constituent stocks of each non-zero Market Factor other than the MSCI Indices, and (iii) the cost of funding long Market Factor exposures at 1-month USD Libor, each as described under the caption "The Underlying—Index Level Calculation." In addition, the index level will generally be reduced by the following fees and charges: (i) a daily accrual of the Holding Rate, reflecting the holding cost of the current Underlying constituents based on swap spreads on the Market Factors and (ii) an accruing Index Adjustment Factor, established by the Index Committee, at 0.5% per annum. See "—An investment in the securities is exposed to different fees" above. The only relationship of the performance of the Underlying to that of the Target Index is through the monthly adjustments to the Factor Weights pursuant to the iterative regression process described under "The Underlying—Index Rebalancing Process—Iterative Regression Process."

    There may be little or no correlation between the performance of the Underlying and the Target Index. If the performance of the Target Index exceeds returns produced by the Market Factors pursuant to the Index Methodology less the cost of funding the long Market Factor exposures, the performance of the Underlying will generally lag that of the Target Index.

    As a result of the foregoing, your return, if any, on an investment in the securities may be substantially less than the actual performance of the Target Index over the same period.

  •
  THE UNDERLYING WILL NOT BE ADJUSTED FOR CHANGES IN HEDGE FUND STRATEGIES – The Factor Weights assigned to the Market Factors will be based on historical relationships between the performance of the Market Factors and the performance of the Target Index that are deemed to be statistically significant based on the Index Methodology and will only be rebalanced once a month. However, the extent to which the performance of the Underlying will correlate to the performance of the Target Index on an ongoing basis will depend on the extent to which the performance of the Underlying tracks the future performance of the Target Index using only the Index Methodology's prescribed Factor Weights with respect to each Market Factor. Changes in hedge fund strategies or the composition of the funds in the Target Index, the rapid emergence of new industry categories or geographic regions that significantly influence hedge fund performance and are not sufficiently accounted for by the Market Factors, or other factors may result in poor correlation between the performance of the Underlying and that of the Target Index. As a result, the performance of the securities may not correlate to the performance of the Target Index, and your return on an investment in the securities may be substantially less than an investment that seeks to track the Target Index or another broad-based measure of hedge fund returns in the long/short equity hedge fund universe.

    If the Underlying effectively tracks the performance of the Target Index, it will do so even, and possibly to a greater extent, during periods when the Target Index underperforms other market measures or reflects overall declines in the level of the Target Index. The Factor Weights will be readjusted monthly based on the iterative regressions process and will not otherwise be adjusted to increase the overall performance of the Underlying. As a result, any correlation that exists between the Underlying and the Target Index when the Target Index performance is negative or otherwise unsatisfactory will not be adjusted at such times to limit such correlation, and the performance of the securities during such times may be negative.

  •
  LEVERAGED EXPOSURE AND EXPOSURES TO SHORT POSITIONS IN THE MARKET FACTORS MAY ADVERSELY AFFECT YOUR RETURN ON THE SECURITIES – If the sum of the products of the Factor Share (defined in "The Underlying" below) and the related Factor Level (defined in "The Underlying" below) for each Market Factor included in the Underlying as of the Rebalancing Date exceeds the level of the Underlying as of the Rebalancing Date, then the exposure of the securities to the Market Factors will be hypothetically leveraged. Such hypothetical leverage will magnify exposure to decreases as well as increases in the levels of the relevant Market Factors, which would in turn magnify losses in the underlying value resulting from adverse changes in relevant Market Factors. In addition, Market Factors can be negatively weighted (effectively reflecting a "short" position). In such cases, positive performance of Market Factors that reflect a short position will have a negative impact on the level of the Underlying.

  •
  THE INDEX COMMITTEE MAY SUBSTITUTE ONE OR MORE MARKET FACTORS WITH OTHER INDICES OR OTHER MARKET MEASURES UNDER CERTAIN CIRCUMSTANCES – As further explained in "The Underlying—Discontinuance of Market Factors or the Target Index; Substitution or Addition of Market Factors," the Index Committee may substitute one or more Market Factors with other indices or other market measures in the event that a Factor Publisher disallows the use of a Market Factor by the Underlying or if the Index Committee concludes that the cost of maintaining the right to use a Market Factor and its related data is no longer commercially reasonable. Furthermore, at the end of each calendar year and subject to certain limitations, the Index Committee may introduce new Market Factors to reflect the emergence of new industry categories or fundamental shifts in the market importance of one or more geographic areas, and may make related changes to the Index Methodology as a result thereof. Such new market measures and any related modifications to the Index Methodology may in fact result in less correlation with the performance of the Target Index or worse performance when compared to the methodology employed prior to such addition or substitution, as applicable. In addition, such new market measures may have risks associated with them that may not be present in the market measures they replace.

  •
  THE INDEX COMMITTEE MAY SUBSTITUTE A SUCCESSOR BENCHMARK IF THE TARGET INDEX CEASES PUBLICATIONS AND, IF IT FAILS TO DO SO, YOUR INVESTMENT IN THE SECURITIES WILL REFLECT THE RETURNS OF A FIXED HYPOTHETICAL INVESTMENT IN CERTAIN MARKET FACTORS AND CASH, OVER WHICH NEITHER YOU NOR ANYONE ELSE MAY EXERCISE ANY CONTROL – As further explained in "The Underlying—Discontinuance of Market Factors or the Target Index; Substitution or Addition of Market Factors," the Index Committee may select a successor benchmark in the event of a discontinuation of the publication of the Target Index. Although such successor benchmark must, in the view of the Index Committee, be representative of the long/short equity hedge fund universe, the performance of the Underlying may exhibit lower correlations with such successor benchmark when compared with its correlations to the performance of the Target Index which the Index Methodology was designed to approximate. In addition, the same factors that might lead the publisher of the Target Index to discontinue its publication may also affect publishers of similar hedge fund benchmarks, and discontinuation of the Target Index may be more likely to occur at a time when the most comparable benchmark indices are being similarly discontinued. Furthermore, any successor benchmark may have risks associated with it that may not be present in the Target Index.

    If the Index Committee does not select a successor benchmark in the event of a discontinuation of the publication of the Target Index, the Factor Weights and the Cash Level will be fixed at the levels determined as of the immediately preceding Rebalancing Date. In such circumstances, your investment in the securities will no longer be correlated to the Target Index or any other index that seeks to reflect hedge fund returns in the long/short equity hedge fund universe. Instead, your investment will reflect the hypothetical returns on a fixed hypothetical investment in the Market Factors and cash comprising the Underlying on the date the Factor Weights and Cash Level became fixed, and none of you, the Index Committee nor any other party will be able to exercise any discretion with respect to such hypothetical investments for the remaining term of the securities.

  •
  THE TARGET INDEX TRACKS ASSETS WHICH INVOLVE ADDITIONAL RISKS THAT ARE NOT FULLY TRANSPARENT – The Target Index and the constituent hedge funds comprising the Target Index pose additional risks to investors in the securities. While investors in the securities will have no interests in the Target Index or its constituent hedge funds, investors in the securities may be exposed to certain risks that cannot be fully accounted for based on an examination of the Underlying or the Market Factors, as the Factor Weights of the Market Factors are subject to monthly adjustments based on changes in the Target Index.

    Hedge funds generally do not make public information available about their operations and holdings. Although public information is available regarding the Market Factors, such information may be of limited use to an investor in the securities since the Factor Weights are subject to change, and may reflect either a hypothetical long or short position (or no position) with respect to a given Market Factor, during the term of the securities.

    Although the Target Index is produced by Credit Suisse Tremont Index LLC, an affiliate of ours, and we believe it to be a useful broad-based measure of hedge fund returns in the long/short equity hedge fund universe, we cannot assure you as to the quality of the information available to Credit Suisse Tremont Index LLC or the ability of the Target Index to track the long/short equity hedge fund universe. For example, Credit Suisse Tremont Index LLC may not continue to have the same access to hedge fund performance information that it currently does, or the quality of the information it receives may deteriorate. Credit Suisse Tremont Index LLC may also change the methodology it uses to calculate the Target Index. Since hedge funds are generally not subject to the same levels of regulatory oversight and disclosure obligations associated with registered investment funds, the accuracy of the information used to compile the level of the Target Index may not be subject to the levels of scrutiny associated with more conventional market measures.

    The Target Index does not intentionally weigh highly performing component hedge funds more heavily than poorly performing hedge funds, although the Target Index, like many hedge fund benchmark indices, may be subject to certain forms of survivorship, selection, liquidation, "backfill" and other biases.

  •
  THE LEVEL OF THE UNDERLYING MAY BE AFFECTED BY CHANGING REGULATORY TREATMENT OF, AND PENDING LITIGATION THAT MAY AFFECT, HEDGE FUNDS – Hedge funds are not subject to the same regulatory regime or regulated to the same extent as registered investment funds or other public investment vehicles. There are currently legislative proposals that would require, among other proposals, registration of hedge funds under the Investment Adviser's Act of 1940 as well as increased disclosure regarding the operation of hedge funds. Changes to the current regulatory environment could affect the investment, operations and structure of the hedge funds included in the Target Index and could adversely affect the performance of the Target Index, which, in turn, could adversely affect the Underlying and your return on the securities, although there is no direct linkage between the Target Index and the Underlying.

  •
  YOUR RETURN WILL NOT REFLECT THE RETURN OF OWNING INSTRUMENTS WHOSE RETURNS TRACK THE INDIVIDUAL MARKET FACTORS – While the Underlying includes the Market Factors, the Factor Weights of the individual Market Factors change from month to month, and may be zero, resulting in the returns of such Market Factor not affecting the Underlying, or negative, resulting in effective "short" positions with respect to Market Factors with a negative Factor Weight. As a result, the yield to the maturity date of the securities will not produce the same yield as that of other investments with the same term which are based solely on the performance of a fixed portfolio of the Market Factors. In addition, the fees and charges associated with the Underlying, as described above under "—An investment in the securities is exposed to different fees" will result in the return on an investment in the securities being less than the return on a similar investment in securities or other instruments tracking the Market Factors. The trading value of the securities and final return on the securities may also differ from the results of the Underlying for the reasons described under "—The securities are subject to the credit risk of Credit Suisse."

    Furthermore, to the extent that a portion of the Underlying reflects a positive cash position, your return on an investment in the securities may be less than the return on a similar investment in securities or other instruments tracking the Market Factors (to the extent that the return on such securities or other instruments exceeds the Federal Funds rate).

  •
  OWNERSHIP OF THE SECURITIES DOES NOT ENTITLE THE HOLDER TO ANY RIGHTS WITH RESPECT TO ANY ASSETS WHICH COMPRISE OR UNDERLIE THE MARKET FACTORS, THE UNDERLYING OR THE TARGET INDEX – Holders of the securities will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the assets that comprise or underlie the Market Factors, the Underlying or the Target Index.

  •
  INVESTMENT IN EQUITY MARKETS, AND IN INSTRUMENTS THE VALUES OF WHICH ARE LINKED TO EQUITY MARKETS, INVOLVES A NUMBER OF RISKS – The Target Index seeks to measure hedge fund returns in the long/short equity hedge fund universe. The equity markets are speculative and highly issuer-specific. Numerous inter-related and difficult-to-quantify economic factors, as well as market sentiment, subjective and extraneous political, climate-related and terrorist factors, influence the prices of equities. There can be no assurance that the managers of hedge funds underlying the Target Index will be able to predict future price levels correctly. Mismanagement or misconduct by corporate officers can cause the complete loss of an equity investment, and the equity markets may be particularly susceptible to subjective investment factors and market sentiment.

    Concentration on equity investments will cause the Target Index to reflect less diversification and be more subject to the risk of major losses than benchmark indices tracking more diversified hedge fund strategies not limited to long or short equity positions.

    The strategies of managers of hedge funds underlying the Target Index may be based on attempting to predict the future price level of different equity or equity-related instruments. Numerous inter-related and difficult-to-quantify economic factors, as well as market sentiment, political, climate-related and other factors, may influence the cost of equities more so than other financial instruments.

Market Disruption Events

The valuation date will be postponed and thus the determination of the closing level of the Index will be postponed if the Calculation Agent reasonably determines that, on the valuation date, a Market Disruption Event (as defined in "The Underlying" herein) has occurred or is continuing. In such case, the Calculation Agent shall determine the closing level of the Index applicable to the valuation date by reference to the value of each Market Factor unaffected by the Market Disruption Event determined on the originally scheduled valuation date and the value of each Market Factor affected by the Market Disruption Event determined based upon the closing value of such affected Market Factor or the first day immediately succeeding such scheduled valuation date on which such Market Factor is no longer affected by a Market Disruption Event. The closing level of the Index as determined by the Calculation Agent may differ from any published closing level of the Index. In the event the valuation date is postponed, the date on which the value of the last Market Factor affected by the Market Disruption Event is determined by the Calculation Agent will be the valuation date. In no event, however, will the valuation date be postponed more than six scheduled trading days. If a Market Disruption Event causes the postponement of the valuation date for six scheduled trading days, the value of the affected Market Factor and the closing level of the Underlying will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner that is commercially reasonable under the circumstances on the sixth scheduled trading day after the originally scheduled valuation date and such sixth scheduled trading day will be the valuation date.

If the valuation date is postponed due to a Market Disruption Event, the maturity date will also be postponed by an equal number of business days. Any such postponement or determinations by the Calculation Agent may adversely affect your return on the securities. In addition, no interest or other payment will be payable as a result of such postponement. Notwithstanding the foregoing, in no event will the valuation date be postponed if the Market Disruption Event is affecting only Market Factors whose current Factor Weight is equal to zero.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Discontinuation or Modification of the Underlying

If the Index Committee reasonably determines that it is necessary to discontinue publication of the Underlying and the Index Committee or any other person or entity calculates and publishes an index that the Calculation Agent, after consultation with Credit Suisse, reasonably determines is comparable to the Underlying and approves as a successor underlying, then the Calculation Agent will determine the level of the Underlying on the valuation date and the amount payable at maturity by reference to such successor index. If the Calculation Agent reasonably determines that the publication of the Underlying is discontinued and that there is no successor index, the Calculation Agent, after consultation with Credit Suisse, will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Underlying. If the Calculation Agent reasonably determines that the Underlying, the Market Factors or the method of calculating the Underlying has been changed at any time in any significant respect, whether the change is made by the Index Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Market Factors, or is due to any other reason—then the Calculation Agent, after consultation with Credit Suisse, will be permitted (but not required) to make such adjustments to the Underlying or method of calculating the Underlying as it reasonably believes are appropriate to ensure that the level of the Underlying used to determine the amount payable on the maturity date replicates as fully as possible the economic character of the Underlying.

Calculation Agent

Credit Suisse International will serve as the Calculation Agent for the securities. The Calculation Agent will, in its reasonable discretion, make all determinations regarding the value of the securities, including at maturity, Market Disruption Events, business days, trading days, the default amount, the closing level of the Underlying on the valuation date, the maturity date, the amount payable in respect of the securities at maturity and any other calculations or determinations to be made by the Calculation Agent as specified herein. Absent manifest error, all determinations of the Calculation Agent will be final and binding on the holder and Credit Suisse, without any liability on the part of the Calculation Agent. The holder will not be entitled to any compensation from Credit Suisse for any loss suffered as a result of any of the above determinations by the Calculation Agent.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Underlying and the amount payable at maturity or otherwise relating to the level of the Underlying may be made in the Calculation Agent's reasonable discretion. The Calculation Agent shall make all determinations and adjustments such that, to the greatest extent possible, the fundamental economic terms of the Underlying are equivalent to those immediately prior to the event requiring or permitting such determinations or adjustments.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the valuation date) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For further information, please refer to "Use of Proceeds and Hedging" in the accompanying product supplement.

The Underlying

The Credit Suisse Long/Short Liquid Index (Excess Net) (the "Index" or the "Underlying") was created by Credit Suisse Alternative Capital, Inc., as index sponsor (the "Index Sponsor"). The level of the Index reflects the return of a dynamic basket of various market measures (the "Market Factors"), each described below. The Index is not a managed hedge fund and does not track the performance of any hedge fund or group of hedge funds. Instead, the Index is designed to correlate to the historical performance of the Credit Suisse Tremont Long/Short Equity Hedge Fund Index (the "Target Index") by tracking the performance of non-hedge fund, transparent market measures such as the Market Factors. The Market Factors will be selected and weighted in accordance with an algorithm that seeks to approximate the returns of the Target Index. The calculation of the Index takes into consideration holding costs associated with the Market Factors and costs associated with calculating the Index.

The Index was established on October 16, 2009 with an initial value of 1,000. The Market Factors selected for inclusion in calculating the Index, as well as their respective weightings, are determined on each Rebalancing Date (as defined below) pursuant to an algorithm, which involves a process of iterative regressions, as more fully described below under "—Index Rebalance Process—Iterative Regression Process." Through this algorithm, the Market Factors are selected and weights for Market Factors ("Factor Weights") are established so as to result in the highest correlation between changes in the Index and the Target Index for specified periods and subject to certain conditions as described below. However, any return on the securities will be determined by changes in the level of the Index (which is determined by the levels of the Market Factors), and not the Target Index. The return on the securities will not be based on changes in the Target Index, except to the extent a correlation exists between the Index and the Target Index. For more information on the Target Index, see "—The Credit Suisse Tremont Long/Short Equity Hedge Fund Index" below.

Credit Suisse Alternative Capital, Inc. or another party designated by the Index Committee (as defined below), will act as the index calculation agent (the "Index Calculation Agent") and will be responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Committee. The Index Calculation Agent will consult with the Index Committee in interpreting the rules and methodology of the Index (the "Index Methodology"). The Index Committee will be the final authority on the Index and the interpretation of the Index Methodology. The Index Calculation Agent will publish the Index Level (as defined below) with respect to any Index Business Day on Bloomberg under the ticker symbol "CSLABLE" (or on any successor page at the sole and absolute discretion of the Index Committee) on immediately succeeding Index Business Day. The Factor Weights for each Market Factor, as well as the daily Index closing levels of, and correlations between, the Index and the Target Index, will be available at http://www.credit-suisse.com/alternativebeta. We are not incorporating by reference herein the website or any material included in the website. An "Index Business Day" is any day that the financial markets are generally open for trading in New York City.

The following is a list of the Market Factors eligible for inclusion in the Index, as well as their respective Factor Weights (as defined below) as of February 16, 2010:

Market Factor (as proxy for)	Market Factor Type	Bloomberg Ticker	Factor Weight

S&P 500® Index (U.S. Broad Large Cap)	Base	SPX Index	0.0%
Russell 2000® Index (U.S. Small Cap)	Base	RTY Index	0.0%
MSCI EAFE® Daily Total Return Index (Net) (International Large Cap)*	Base	NDDUEAFE Index	16.30%
NASDAQ 100® Index (U.S. Concentrated Large Cap)	Base	NDX Index	0.0%
MSCI Emerging Markets Daily Total Return Index (Net) (Emerging Markets)†	Base	NDUEEGF Index	18.89%
Russell 2000® Value Index (Value)	Style	RUJ Index	0.0%
Russell 2000® Growth Index (Growth)	Style	RUO Index	0.0%
Credit Suisse High Price Momentum Index (High Price Momentum)	Style	CSLABMH Index	3.51%
Credit Suisse Low Price Momentum Index (Low Price Momentum)	Style	CSLABML Index	–3.51%
AMEX Consumer Discretionary Select Sector Index (Consumer Discretionary)	Industry	IXY Index	0.0%
AMEX Technology Select Sector Index (Technology)	Industry	IXT Index	0.0%
AMEX Consumer Staples Select Sector Index (Consumer Staples)	Industry	IXR Index	0.0%
AMEX Energy Select Sector Index (Energy)	Industry	IXE Index	0.0%
AMEX Financial Select Sector Index (Financials)	Industry	IXM Index	0.0%
AMEX Health Care Select Sector Index (Health Care)	Industry	IXV Index	0.0%
AMEX Industrial Select Sector Index (Industrial)	Industry	IXI Index	13.25%
AMEX Materials Select Sector Index (Materials)	Industry	IXB Index	0.0%
AMEX Utilities Select Sector Index (Utilities)	Industry	IXU Index	0.0%

*
In the case of a negative weight for this Market Factor, the Factor Level of the MSCI EAFE® Daily Total Return Index (Net) (International Large Cap) (Bloomberg ticker: GDDUEAFE Index) will be substituted for the gross index version of the Market Factor.

†
In the case of a negative weight for this Market Factor, the Factor Level of the MSCI Emerging Markets Daily Total Return Index (Net) (Emerging Markets) (Bloomberg ticker: GDUEEGF Index) will be substituted for the gross index version of the Market Factor.

Index Level Calculation

The Index essentially tracks the following:

  (i) Market Factors selected pursuant to the algorithmic methodology of the Index, each with its own prescribed weighting;

  (ii) Hypothetical borrowings to hypothetically fund Market Factors with positive Factor Weights; and

  (iii) Certain charges and fees.

Detailed Description

The level of the Index at the close of any Index Business Day (the "Index Level") is the sum of (i) each of the product of (A) the Factor Share (as defined below) as of the most recent Rebalancing Date with respect to each Market Factor included in the Index and (B) the Factor Level (as defined below) as of the applicable Index Business Day with respect to such Market Factor, plus (ii) the Cash Level (as defined below) as of the applicable Index Business Day, plus (iii) the sum of each of the product of (A) the Factor Share as of the most recent Rebalancing Date with respect to each Market Factor and (B) the Factor Dividend (as defined below) as of the applicable Index Business Day with respect to such Market Factor, minus (iv) the Accrued Holding Rate (as defined below) from the previous Rebalancing Date to the applicable Index Business Day, minus (v) the Accrued Index Adjustment Factor from the previous Rebalancing Date to the applicable Index Business Day. Expressed as a formula, the Index Level equals:

Vt = S(FSmr × FLmt) + CLt + S(FSmr × FDmr,t-r) – AHRTHR, t-r – AIAFIAF,t-r

For any given Market Factor on any Rebalancing Date "r", the term "Factor Shares" means the product of (i) the Index Level on the business day on which the Target Index level is published each month (or, if no Index Level is available for that day, the most recently available Index Level) ("Posting Date") and (ii) the quotient of the Factor Weight as established on the Posting Date divided by the Factor Level on the Posting Date. Expressed as a formula, the Factor Shares equal:

FSmr = Vp × FWmp/FLmp

where,

Vp = the Index Level on the Posting Date (such date, "p");

FWmp = the Factor Weight of each Market Factor "m", as determined below under the caption "Iterative Regression Process", on p (the Posting Date); and

the "Factor Level", or "FLmp", equals the level of the relevant Market Factor "m" published by the relevant Factor Publisher (as defined below) on p (the Posting Date). In the case of a negative weight for International Large Cap or Emerging Markets, the Factor Level of the net Index version of the relevant Market Factor acting as a proxy for either International Large Cap or Emerging Markets will be substituted for the gross Index version of such Market Factor.

        The "Cash Level" on any Rebalancing Date, or "CLr", equals (i) the Index Level on the Rebalancing Date minus (ii) the sum of the products of (A) the Factor Shares as of the Rebalancing Date with respect to each Market Factor included in the Index and (B) the Factor Level as of the Rebalancing Date with respect to each Market Factor included in the Index. The Cash Level may be negative. Expressed as a formula, the Cash Level on such days equals:

CLr = Vr – S(FSmr × FLmr)

where,

Vr = the Index Level on the Rebalancing Date, "r"; and

FLmr = the Factor Level of each Factor "m" on "r" (the Rebalancing Date).

The "Cash Level" on any Index Business Day "t" that is not a Rebalancing Date, or "CLt", equals the sum of (i) the Cash Level on the previous Rebalancing Date and (ii) the product of (A) the Cash Level minus the Short Proceeds minus the Index Level, each as of the immediately preceding Rebalancing Date, multiplied by (B) the Cash Rate, expressed as a decimal, multiplied by the number of calendar days elapsed since the previous Rebalancing Date divided by 360. The Cash Level may be negative. Expressed as a formula, the Cash Level on such days equals:

CLt = CLr + ((CLr – SPr – Vr)CRr × dt-r/360)

where,

SPr = the "Short Proceeds" on Rebalancing Date "r", such that SPr = -Smin(FSmr , 0) × FLmr dt-r = the number of calendar days elapsed from the last Rebalancing Date "r" to the current Index Business Day "t"; and

CRr = the annual Cash Rate, which equals the then applicable one-month U.S. dollar London Interbank offered rate published by the British Bankers' Association on each Rebalancing Date. This rate, for purposes of calculating the Index, resets at each Rebalancing Date.

On any Index Business Day "t", the "Factor Dividend", or "FDmr,t-r", is equal to the accrual of dividend income with respect to the constituent stocks of each Market Factor "m" other than the MSCI Indices (which, because they are total return indices, already reflect dividend income at the index level) that has a non-zero Factor Weight from the Rebalancing Date "r" to the current Index Business Date "t".

On any Index Business Day "t", the "Accrued Holding Rate", or "AHRTHR,t-r", equals the product of (i) the Index Level as of the previous Rebalancing Date and (ii) the Holding Rate as of the previous Rebalancing Date, expressed as a decimal, multiplied by the number of calendar days elapsed since the previous Rebalancing Date, divided by 360. Expressed as a formula, the Accrual Holding Rate equals:

AHRTHR,t-r = Vr × (HRrquarterly × dt-r/360)

where,

HRrquarterly = the "Holding Rate", which is the rate set quarterly on the Rebalancing Date immediately following each calendar quarter (ie, "rquarterly") by the Index Committee based on then prevailing swap spreads on the Market Factors, and which may be negative. The Holding Rate shall remain fixed until the Rebalancing Date immediately following the subsequent calendar quarter except upon an event which, in the sole discretion of the Index Committee, shall be deemed to have a significant impact on the holding cost of the current Index constituents, in which event the Holding Rate shall be reset to a rate deemed reasonable based on then prevailing market conditions by the Index Committee. The Holding Rate is currently 0.40%.

On any Index Business Day "t", the "Accrued Index Adjustment Factor", or "AIAFIAF,t-r", equals the accrued Index Adjustment Factor from the previous Rebalancing Date "r" to the current Index Business Day "t" (based on an actual/365 day count convention), calculated daily with respect to the previous Index Business Day's Index Level. Expressed as a formula, the Accrued Index Adjustment Factor equals:

where,

di = the number of days elapsed from the previous Index Business Day "t-1" to the current Index Business Day "t";

rs = the Index Business Day after the Rebalancing Date "r"; and

dt-r = the number of calendar days elapsed from the last Rebalancing Date "r" to the current Index Business Day "t".

The "Index Adjustment Factor" or "IAFr" is a fee, established by the Index Committee, at 0.5% per annum.

If on any Index Business Day the Index Level as calculated herein is equal to or less than zero, the Index Level will be reported as zero; provided, however, that the Index Sponsor and Index Committee will continue to calculate and rebalance the Index Level without adjustment, and the Index Level will be reported as the calculated level on any Index Business Day that the Index Level as calculated exceeds zero.

Index Rebalancing Process

The Index is rebalanced monthly on the Index Business Day immediately following the official publication date of the Target Index (each such date, a "Rebalancing Date"), unless (i) there is a Market Disruption Event affecting all Market Factors on such Index Business Day, in which case the Rebalancing Date shall be the immediately following Index Business Day on which there is no Market Disruption Event or (ii) there is a Market Disruption Event affecting only some of the Market Factors whose Factor Weights were to change as of such Rebalancing Date, in which case the Index Committee shall effect the rebalancing of the Index in a staggered fashion by implementing new Factor Weights in the Index only with respect to those Market Factors that have not been affected by such Market Disruption Event, while deferring the implementation of the new Factor Weight for each affected Market Factor until the next Index Business Day on which such Market Factor is no longer affected by a Market Disruption Event. In the case of a staggered rebalancing as described in (ii) above, the Index Committee shall implement such other changes to the Index methodology until the all new Factor Weights have been implemented in the Index and the Index has been completely rebalanced as the Index Committee deems necessary in order to take into account such staggered rebalancing, including without limitation temporary offsetting increases or decreases to the Cash Level and the use of more than one Rebalancing Date (depending on whether and when new Factor Weights are implemented in the Index). On the Index Business Day immediately following the implementation of all of the new Factor Weights and the completion of the rebalancing, the regular Index methodology shall be restored, and from such Index Business Day until the Index methodology provides otherwise, the previous Rebalancing Date, for the purposes of the various formulas in the Index methodology, shall be the Index Business Day on which such staggered rebalancing was completed. The official publication date of the Target Index generally occurs on or about the 15th day of each month.

The Market Factors included in the Index are determined by, and weighted according to, a combination of "Base Factors," "Style Factors" and "Industry Factors," and their respective Factor Weights (which may be zero), each as determined at the close of business on the Rebalancing Date, that seeks to replicate the return (net of fees) of the Target Index. The Index Sponsor successively applies a number of regressions which seek to capture increasingly granular influences on the performance of the Target Index. At each stage, the algorithm is subject to a Bayesian Information Criterion (described below) that insures that only statistically significant Market Factors are included.

First, the Base Factor Weights (as defined below) are determined by regressing the performance of the Base Factors, which are intended to reflect broad market exposures, against the performance of the Target Index over a 12-month period. Then, Target Factor Weights (as defined below) are determined by regressing the performance of the Style Factors over a 12-month period, which are intended to approximate the returns from common dynamic trading strategies, against the portion of the Target Index returns that are not explained by the previous regression. Then, the Base Factors' returns over a shorter six-month period are regressed against the portion of the Target Index returns that are not explained by the two previous regressions, which may cause the Base Factor Weights to be adjusted to reflect shorter term trends in the Base Factors that may affect the Target Index. Finally, the Industry Sector Weights (as defined below) are determined by similarly regressing the returns of a number of Industry Sector Factors (as defined below), which reflect the performance of various industry sectors, over a six-month period, which may be included to reflect the impact of at most one industry sector over the preceding six months. The Factor Weight with respect to a Market Factor is the coefficient resulting from such regressions on the Rebalancing Date. A positive Factor Weight indicates a long position in the applicable Market Factor while a negative Factor Weight indicates a short position in the associated Market Factor. A Factor Weight of zero indicates that such Market Factor is not included in the Index.

Iterative Regression Process

  Base Model

The Index Calculation Agent begins the iterative regression process by identifying a combination of Base Factors and their Factor Weights (the "Base Factor Weights") given the monthly Target Index returns for the 12 months immediately preceding the current Rebalancing Date subject to a Bayesian Information Criterion analysis. The purpose of this stage is to identify those Base Factors and Base Factor Weights that best capture general market movements contributing to the performance of the Target Index. First, each combination of any zero to five Base Factors is regressed against the monthly Target Index returns for the 12-months immediately preceding the current Rebalancing Date and is assigned a score under the Bayesian Information Criterion. The Bayesian Information Criterion assigns higher scores based on how well a particular combination of Base Factors and Base Factor Weights resulting from such regression explains the performance of the Target Index, subject to the limitation that only statistically significant Base Factors are included. The combination of Base Factors and the related Factor Weights with the highest score under the Bayesian Information Criterion is then added to the Index (subject to adjustments described below) (the "Base Model"). Finally, a time series of "Base Residuals" are calculated as the difference between the monthly Target Index returns for the 12 months immediately preceding the current Rebalancing Date and the returns explained by the Base Model.

  Style Model

The second step of the process identifies those common dynamic trading strategies from among the Style Factors that best explain the portion of the Target Index performance over the preceding twelve-months not otherwise explained by the Base Model, subject to the same Bayesian Information Criterion as described above. The combination of Style Factors and their Factor Weights with the highest score under the Bayesian Information Criterion is then added to the Index (the "Style Model"). Finally, a time series of "Style Residuals" are calculated as the difference between the Base Residuals and the portion of the Base Residuals explained by the Style Model.

  Short-Term Base Model

To account for short-term movements in the Base Market Factors, the monthly returns of the Base Market Factors over the 6-months immediately preceding the current Rebalancing Date are regressed against the Style Residuals over that same period. The same Bayesian Information Criterion described above is applied to identify at least one "Short Term Base Factor" from among the Base Factors and its associated "Short Term Base Weight." However, the Short Term Base Weight, if any, may not exceed a value of plus or minus 0.25. Furthermore, when added to the Index, the Base Factor Weight included in the Base Model must be proportionately decreased such that the sum of such Base Factor Weights and the Short Term Base Weight is equal to the sum of the Base Factor Weights included in the Base Model prior to adding the Short Term Base Weight. The "Short Term Residuals" are then calculated as the difference between the Style Residuals over the 6-months immediately preceding the current Rebalancing Date and the six-month monthly returns explained using the Short Term Base Factor and the Short Term Base Weight (the "Short Term Base Model").

  Short-Term Sector Model

To account for short-term movements in the performance of the Target Index not otherwise explained by the Base Model, the Style Model or the Short Term Base Model, the monthly returns of the Sector Factors over the 6-months immediately preceding the current Rebalancing Date are regressed against the Short Term Residuals over that same period. The same Bayesian Information Criterion described above is applied to identify at least one "Industry Sector Factor" and its associated "Industry Sector Weight." The Industry Sector Weight, if any, may not exceed a value of plus or minus 0.25.

Market Disruption Events

If on any Index Business Day there is a Market Disruption Event (as defined below) with respect to any of the Market Factors whose current Factor Weight is not equal to zero, a "Disrupted Index Level" will be calculated and published using the closing level for the affected Market Factor prior to the Market Disruption Event. The regular Index Level will resume publication on the next succeeding Index Business Day on which there is no Market Disruption Event affecting any of the Market Factors.

"Market Disruption Event" means (i) the occurrence or existence of the failure of the applicable Factor Publisher (as defined below) to publish a closing level for its applicable Market Factor as of the applicable Valuation Time (as defined below) (ii) the occurrence or existence of an Exchange Disruption (as defined below) which the Index Committee determines is material at any time during the one-hour period that ends at the relevant Valuation Time or for any period of more than two hours during the relevant day or (iii) any material Related Exchange (a) not being scheduled to open on the relevant day or (b) experiencing a material early closure.

"Exchange Disruption" means any event that disrupts or impairs (as determined by the Index Committee) the ability of market participants in general to effect transactions in, or obtain market values for, stocks or other securities or futures or options contracts relating to any Market Factor on any relevant Related Exchange.

"Related Exchange" means, in respect of a Market Factor, each exchange, quotation or market system on which stocks or other securities or options or futures contracts relating to a Market Factor are traded, and where trading has a material effect (as determined by Index Committee) on the overall market for stocks or other securities or options or futures contracts relating to such Market Factor, and any successor to such exchange, quotation or market system or any substitute exchange, quotation or market system to which trading in stocks or other securities or futures or options contracts relating to the Market Factor has temporarily relocated; provided that the Index Committee has determined that there is comparable liquidity relative to the futures or options contracts relating to the Market Factor on such temporary substitute exchange, quotation or market system as on the original Related Exchange.

"Valuation Time" means, in respect of each Market Factor, (i) the scheduled time for the publication by the Factor Publisher of the closing level of such Market Factor or (ii) in the case of an Exchange Disruption, the close of trading on the relevant Related Exchange.

"Exchange" means, in respect of each Market Factor, any stock exchange on which a security underlying a Market Factor is traded and/or any successor stock exchange or trading system on which such security is traded. In the event that a security underlying a Market Factor is listed on more than one exchange or quotation system, the Index Calculation Agent shall select an exchange or quotation system.

Discontinuance of Market Factors or the Target Index; Substitution or Addition of Market Factors

If a Factor Publisher discontinues publication of a Market Factor included in the Index and the Factor Publisher or another entity publishes a successor or substitute Index that the Index Committee determines, in its sole discretion, to be comparable to that Market Factor (a "successor factor"), then the Index Calculation Agent and the Index Committee will substitute the successor factor as calculated by the Factor Publisher or any other entity for that Market Factor.

In the event of a discontinuation of the publication of the Target Index, the Index Committee will select a successor benchmark index (a "Successor Target Index") that in the opinion of the Index Committee is representative of the long/short equity hedge fund universe. If no such Successor Target Index is selected by the Index Committee, the Factor Weights and the Cash Level will be fixed at the levels determined as of the immediately preceding Rebalancing Date and the level of the Index will continue to be calculated as set forth above under "—Index Level Calculation" provided, however that the Accrued Index Adjustment Factor will no longer be deducted from the level of the Index.

In the event that a Factor Publisher discontinues publication or disallows the use of a Market Factor by the Index and, with respect to any Index Business Day:

  •
  a successor factor has not been selected; or

  •
  the successor factor is not published on such Index Business Day,

the Index Committee will, in its sole discretion, compute a substitute level for such Market Factor on that Index Business Day. If a successor factor is selected or the Index Committee calculates a level as a substitute for a Market Factor, the successor factor or level will be used as a substitute for that Market Factor for all purposes, including for the purposes of calculating the relevant Index Level and determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, discontinuance of the publication, or disallowing use, of a Market Factor may adversely affect trading in the securities.

A "Factor Publisher" means the entity responsible for publishing the respective Market Factor.

The Index Committee may substitute one or more Market Factors with other indices or other market measures and may make related changes to the Index methodology if a Factor Publisher disallows the use of a Market Factor by the Index, or if the Index Committee concludes that the cost of maintaining the right to use a Market Factor and its related data is no longer commercially reasonable.

At the end of each calendar year, the Index Committee will conduct a review of developments in global equity capital markets to determine whether (i) a new industry category has arisen in the global equity markets, as evidenced by the introduction by an unaffiliated index sponsor of a widely followed benchmark Index tracking such new industry category or (ii) a fundamental shift has occurred in the importance of one or more geographical regions of the world, based on relative market capitalization or liquidity. In either case, the Index Committee may introduce a new Market Factor to reflect such new industry category or fundamental shift in market importance, provided, however, that in any given year no more than three new Market Factors may be introduced. Any such new Market Factor shall be designated by its relevant Market Factor type—i.e., base or industry—and introduced into the Index Methodology beginning with the first Rebalancing Date of the immediately following calendar year. The Index Committee may also make related changes to the Index Methodology.

From the time of the substitution or addition of any new market measure into the Index, such market measure shall be considered a "Market Factor" for the purposes of the Index Methodology and may itself be subject to substitution in the future.

With respect to any new Market Factor that is introduced into the Index, if an appropriate US dollar-based version of such Market Factor is not available, the Index Methodology may be modified to adjust the nominal levels of a Market Factor to reflect US dollar-based levels.

Index Committee and Index Calculation Agent

The Index Calculation Agent shall consult with the Index Committee on the interpretation of the Index Methodology. However, the Index Committee shall be the final authority on the Index and the interpretation of the Index Methodology. In addition, the Index Committee may modify the Index without the consent of any person for the purposes of curing any ambiguity or correcting or supplementing any provision contained herein that is defective or inconsistent with the other provisions or replacing any information provider or information source named herein or any previous replacement information provider or source. The Index Committee will have no obligation to inform any person (including holders of any securities) about such modification, change or replacement. The Index Committee will make reasonable efforts to assure that such modifications, changes and replacements will result in a methodology that is consistent with the methodology described above.

Credit Suisse Alternative Capital, Inc. will act as the Index Calculation Agent for the Index. The Index Calculation Agent will employ the Index Methodology and its determinations in the application of such Index Methodology shall be final and binding on all parties, except in the case of manifest error.

Index Committee

The "Index Committee" is comprised of the Head of Credit Suisse Alternative Beta Research, the Head of Credit Suisse Alternative Beta Portfolio Management, the Head of Credit Suisse Quantitative Equity Group within Asset Management, the Head of Structuring for Credit Suisse Fund Linked Products, the Head of Alternative Research for Credit Suisse Private Bank and the Head of Quantitative Strategies in Equity Research or such other persons as may be elected following the procedures of the Index Committee. The Index Committee has responsibility for approving certain actions under the Index Methodology and will be consulted by the Index Calculation Agent on matters of interpretation with respect to the Index Methodology.

Hypothetical Historical and Actual Historical Data on the Index

The following table sets forth the hypothetical historical quarterly performance of the Index from January 1998 through October 16, 2009 and actual historical quarterly performance of the Index from October 17, 2009 through March 1, 2010. The available information for the first calendar quarter of 2010 includes data for the period from January 4, 2010 through March 1, 2010. Accordingly, the "High", "Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

The hypothetical historical monthly Index performance figures were calculated using the Index Methodology described above on historical levels of the Market Factors and of the Target Index. The hypothetical and actual historical data for the Index set forth in the table below do not account for the postponement of Rebalancing Dates as set forth under "—Index Rebalancing Process" above. Instead, in calculating such data, no Rebalancing Dates were postponed, regardless of the occurrence of a Market Disruption Event occurring or in effect on any such date. For the purposes of hypothetical historical figures, the Holding Rate is included in historical simulations at the following rates: (a) from January 2002 to October 2009, the holding rate was set as the difference ("Spread") between the US Dollar 3 Month Overnight Index Swap rate as published on Bloomberg under the ticker USSOC Curncy ("OIS") and the British Bankers Association 3 month US Dollar London Interbank Offered Rate ("US 3M LIBOR"); the Spread was reset quarterly on the Rebalancing Date immediately succeeding the end of each calendar quarter using the respective OIS and US 3M LIBOR rates prevailing on the relevant Rebalancing Date; and (b) from January 1998 to January 2002, the rate used was the Spread calculated using the OIS rate and US 3M LIBOR set at the January 2002 Rebalancing Date. These rates were considered a reasonable proxy for the Holding Rate that may have applied historically.

	Low	High	Close
1998 First Quarter	518.69	570.80	570.80
1998 Second Quarter	530.76	580.44	558.20
1998 Third Quarter	478.94	573.46	484.87
1998 Fourth Quarter	450.10	562.27	552.31
1999 First Quarter	546.74	592.64	587.12
1999 Second Quarter	571.24	613.04	613.04
1999 Third Quarter	596.31	636.28	632.98
1999 Fourth Quarter	616.31	765.67	765.67
2000 First Quarter	718.89	895.12	836.57
2000 Second Quarter	690.55	826.36	774.50
2000 Third Quarter	733.51	808.04	744.93
2000 Fourth Quarter	689.18	761.43	720.38
2001 First Quarter	707.06	753.95	722.65
2001 Second Quarter	713.09	759.70	759.70
2001 Third Quarter	692.61	753.01	713.12
2001 Fourth Quarter	710.32	737.32	735.32
2002 First Quarter	726.73	739.04	732.27
2002 Second Quarter	712.10	732.56	716.87
2002 Third Quarter	679.35	714.45	680.69
2002 Fourth Quarter	671.59	717.36	710.22
2003 First Quarter	699.04	715.13	704.39
2003 Second Quarter	705.04	733.09	733.09
2003 Third Quarter	731.88	762.10	755.75
2003 Fourth Quarter	760.13	797.56	797.56
2004 First Quarter	799.10	810.13	805.55
2004 Second Quarter	798.28	852.59	845.25

	Low	High	Close
2004 Third Quarter	817.96	848.47	835.89
2004 Fourth Quarter	831.26	884.24	884.24
2005 First Quarter	867.21	893.56	874.38
2005 Second Quarter	856.31	876.66	865.59
2005 Third Quarter	858.65	911.56	911.56
2005 Fourth Quarter	878.30	929.89	924.22
2006 First Quarter	936.19	975.49	971.13
2006 Second Quarter	909.77	1015.78	958.82
2006 Third Quarter	914.86	985.83	981.11
2006 Fourth Quarter	981.50	1041.89	1041.89
2007 First Quarter	1016.95	1080.33	1076.46
2007 Second Quarter	1078.29	1120.89	1107.42
2007 Third Quarter	1048.75	1143.08	1138.68
2007 Fourth Quarter	1083.45	1168.39	1107.78
2008 First Quarter	981.11	1106.06	1038.86
2008 Second Quarter	1041.29	1087.11	1042.11
2008 Third Quarter	940.62	1036.99	951.19
2008 Fourth Quarter	812.80	946.80	883.30
2009 First Quarter	870.12	917.92	911.01
2009 Second Quarter	907.85	959.84	946.43
2009 Third Quarter	930.47	991.76	991.54
2009 Fourth Quarter	979.51	1001.24	996.93
2010 First Quarter	971.10	1012.45	995.68

The following graph sets forth the hypothetical and actual historical monthly performance of the Index presented in the preceding table.

CS L/S Equity Liquid Index (Excess Net)

The foregoing information is not necessarily indicative of the future performance of the Index or of what the value of the securities may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the securities.

The Credit Suisse Tremont Long/Short Equity Hedge Fund Index

Data and information regarding the Credit Suisse Tremont Long/Short Equity Hedge Fund Index (the "Target Index") are derived from sources prepared by Credit Suisse Tremont Index LLC.

The Target Index is an asset-weighted hedge fund index, as opposed to an equally weighted index, which track hedge funds that invest on both long and short sides of equity markets, generally focusing on diversifying or hedging across particular sectors, regions or market capitalizations. Managers of these respective constituent hedge funds have the flexibility to shift from value to growth; small to medium to large capitalization stocks; and net long to net short. Additionally, managers of these respective constituent hedge funds can also trade equity futures and options as well as equity related securities and debt or build portfolios that are more concentrated than traditional long-only equity hedge funds.

The methodology utilized in the Target Index starts by defining the universe it is measuring. Credit Suisse Tremont Index LLC uses the Credit Suisse/Tremont database, which tracks more than 4,500 funds. The Target Index Universe is defined as only the funds with a minimum of US$50 million assets under management ("AUM"), a minimum one-year track record, and current audited financial statements. Hedge funds are separated into ten primary subcategories based on their investment style. The Target Index in all cases represents at least 85% of the AUM in each respective category of the Target Index Universe. Credit Suisse/Tremont Index LLC analyzes the percentage of assets invested in each subcategory and selects funds for the Target Index based on those percentages, matching the shape of the Target Index to the shape of the universe of long/short hedge funds. The Target Index is calculated and rebalanced monthly. Constituent hedge funds are reselected on a quarterly basis as necessary. To minimize survivorship bias, constituent hedge funds are not removed from the Target Index until they are fully liquidated or fail to meet the financial reporting requirements. As of March 1, 2010, the Target Index was comprised of 149 constituent hedge funds.

  Historical Data on the Target Index

The following table sets forth the quarterly performance of the Target Index for each quarter in the period from January 1998 through January 2010. This historical data on the Target Index is not necessarily indicative of the future performance of the Target Index or what the value of the securities may be. Any historical upward or downward trend in the level of the Target Index during any period set forth below is not any indication that the Target Index is more or less likely to increase or decrease at any time over the term of the securities.

	Low	High	Close		Low	High	Close
1998 First Quarter	159.35	176.80	176.80	2004 First Quarter	321.22	327.50	327.50
1998 Second Quarter	175.79	181.76	181.76	2004 Second Quarter	321.73	323.84	323.84
1998 Third Quarter	161.95	182.86	167.57	2004 Third Quarter	319.24	327.06	327.06
1998 Fourth Quarter	170.49	188.47	188.47	2004 Fourth Quarter	331.78	351.35	351.35
1999 First Quarter	191.62	198.83	198.83	2005 First Quarter	348.39	355.48	351.43
1999 Second Quarter	203.69	213.17	213.17	2005 Second Quarter	345.99	354.38	354.38
1999 Third Quarter	215.87	217.16	217.16	2005 Third Quarter	363.86	375.39	375.39
1999 Fourth Quarter	226.70	277.49	277.49	2005 Fourth Quarter	366.79	385.37	385.37
2000 First Quarter	278.94	310.02	297.68	2006 First Quarter	401.47	411.88	411.88
2000 Second Quarter	265.97	282.28	282.28	2006 Second Quarter	405.41	421.50	405.41
2000 Third Quarter	280.49	294.22	292.12	2006 Third Quarter	405.21	411.80	411.80
2000 Fourth Quarter	273.88	284.71	283.25	2006 Fourth Quarter	420.83	440.78	440.78
2001 First Quarter	269.47	281.60	269.47	2007 First Quarter	445.86	457.41	457.41
2001 Second Quarter	271.55	273.78	273.78	2007 Second Quarter	470.69	483.56	483.56
2001 Third Quarter	268.76	273.04	268.76	2007 Third Quarter	473.62	489.30	489.30
2001 Fourth Quarter	266.62	272.91	272.91	2007 Fourth Quarter	498.88	507.57	500.98
2002 First Quarter	268.59	271.27	271.04	2008 First Quarter	480.43	490.55	480.43
2002 Second Quarter	271.41	274.87	271.41	2008 Second Quarter	491.00	505.31	498.59
2002 Third Quarter	263.39	266.04	264.79	2008 Third Quarter	434.47	481.48	434.47
2002 Fourth Quarter	265.01	268.55	268.55	2008 Fourth Quarter	397.78	403.48	401.98
2003 First Quarter	267.79	268.93	268.93	2008 Fourth Quarter	397.78	403.48	401.98
2003 Second Quarter	275.48	287.87	287.87	2009 Second Quarter	413.52	435.16	435.00
2003 Third Quarter	288.65	295.18	295.18	2009 Third Quarter	448.02	469.03	469.03
2003 Fourth Quarter	302.43	314.93	314.93	2009 Fourth Quarter	463.35	480.23	480.23
				2010 First Quarter	473.03	473.03	473.03

The following graph sets forth the historical monthly performance of the Target Index presented in the preceding table. This information is not necessarily indicative of the future performance of the Index.

CS Tremont L/S Equity Index

  Comparisons of Index Performance Versus Target Index Performance

The following graph compares the hypothetical and actual historical monthly Index performance to the monthly historical Target Index performance for period from January 1998 to January 2010. This information is not necessarily indicative of the future relative performance of the Index and the Target Index.

The hypothetical and actual historical data for the Index set forth in the graphs above do not account for the postponement of Rebalancing Dates as set forth under "—Index Rebalancing Process" above. Instead, in calculating such data, no Rebalancing Dates were postponed, regardless of the occurrence of a Market Disruption Event occurring or in effect on any such date.

THE MARKET FACTORS

Base Factors

The S&P 500® Index

For a full description of the S&P 500 Index, see "The Reference Indices—The S&P Indices—The S&P 500 Index" in the accompanying underlying supplement.

The following graph sets forth the historical performance of the S&P 500® Index based on the closing levels of the S&P 500® Index from January 3, 2005 through March 1, 2010. The closing level of the S&P 500® Index on March 1, 2010 was 1,115.71. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on any Index Business Day. This information is not necessarily indicative of the future performance of the S&P 500® Index.

Historical Performance of the S&P 500® Index

The Russell 2000® Index

For a full description of the Russell 2000 Index, see "The Reference Indices—The Russell 200 Index" in the accompanying underlying supplement.

The following graph sets forth the historical performance of the Russell 2000® Index based on the closing levels of the Russell 2000® Index from January 3, 2005 through March 1, 2010. The closing level of the Russell 2000® Index on March 1, 2010 was 642.65. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any Index Business Day. This information is not necessarily indicative of the future performance of the Russell 2000® Index.

Historical Performance of the Russell 2000® Index

The MSCI Indices

The MSCI EAFE® Daily Total Return Index

For a description of the general MSCI EAFE® Index methodology, see "The Reference Indices—MSCI EAFE Index" in the accompanying underlying supplement.

The MSCI EAFE® Daily Total Return (Net) Index

The particular variant of the MSCI EAFE® Index used as a Market Factor for purposes of the Index has two additional features: the "total return" and "net" features. The "total return" variant of MSCI Indices measures the market performance, including price performance and income from dividend payments. The total return methodology reinvests dividends in indices the day the security is quoted ex-dividend. The "net" variant of MSCI Indices approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction of withholding tax, applying the rate to non-resident individuals who do not benefit from double taxation treaties. MSCI uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. The MSCI EAFE® Daily Total Return (Net) Index is reported by Bloomberg under ticker symbol "NDDUEAFE."

The MSCI EAFE® Daily Total Return (Gross) Index

The particular variant of the MSCI EAFE® Index used as a substitute for the above Market Factor in the case of a negative weight for the Market Factor has two additional features: the "total return" and "gross" features. The "total return" variant of MSCI Indices measures the market performance, including price performance and income from dividend payments. The total return methodology reinvests dividends in indices the day the security is quoted ex-dividend. The "gross" variant of MSCI Indices approximates the maximum possible dividend reinvestment. The amount reinvested is the dividend distributed to individuals resident in the country of the company, but does not include tax credits. The MSCI EAFE® Daily Total Return (Gross) Index is reported by Bloomberg under ticker symbol "GDDUEAFE."

The following graphs set forth the historical performance of the MSCI EAFE® Daily Total Return (Net) Index and the MSCI EAFE® Daily Total Return (Gross) Index based on the closing levels of such indices from January 3, 2005 through March 1, 2010. The closing level of the MSCI EAFE® Daily Total Return (Net) Index and the MSCI® EAFE Daily Total Return (Gross) Index on March 1, 2010 were 3,568.875 and 4,591.172, respectively. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the MSCI EAFE® Daily Total Return (Net) Index and the MSCI EAFE® Daily Total Return (Gross) Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the MSCI EAFE® Daily Total Return (Net) Index and the MSCI EAFE® Daily Total Return (Gross) Index on any Index Business Day. This information is not necessarily indicative of the future performance of the MSCI EAFE® Daily Total Return (Net) Index or the MSCI EAFE® Daily Total Return (Gross) Index.

Historical Performance of
the MSCI EAFE® Daily Total Return (Net) Index

Historical Performance of
the MSCI EAFE® Daily Total Return (Gross) Index

The MSCI Emerging Markets Daily Total Return Index

For a description of the general MSCI Emerging Markets Index methodology, see "The Reference Indices—MSCI Emerging Markets Index" in the accompanying underlying supplement.

The MSCI Emerging Markets Daily Total Return (Net) Index

The particular variant of the MSCI Emerging Markets IndexSM used as a Market Factor for purposes of the Index has two additional features: the "total return" and "net" features. The "total return" variant of MSCI Indices measures the market performance, including price performance and income from dividend payments. The total return methodology reinvests dividends in indices the day the security is quoted ex-dividend. The "net" variant of MSCI Indices approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction of withholding tax, applying the rate to non-resident individuals who do not benefit from double taxation treaties. MSCI uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. The MSCI Emerging Markets Daily Total Return (Net) Index is reported by Bloomberg under ticker symbol "NDUEEGF."

The MSCI Emerging Markets Daily Total Return (Gross) Index

The particular variant of the MSCI Emerging Markets IndexSM used as a substitute for the above Market Factor in the case of a negative weight for the Market Factor has two additional features: the "total return" and "gross" features. The "total return" variant of MSCI Indices measures the market performance, including price performance and income from dividend payments. The total return methodology reinvests dividends in indices the day the security is quoted ex-dividend. The "gross" variant of MSCI Indices approximates the maximum possible dividend reinvestment. The amount reinvested is the dividend distributed to individuals resident in the country of the company, but does not include tax credits. The MSCI Emerging Markets Daily Total Return (Gross) Index is reported by Bloomberg under ticker symbol "GDUEEGF."

The following graphs set forth the historical performance of the MSCI Emerging Markets Daily Total Return (Net) Index and the MSCI Emerging Markets Daily Total Return (Gross) Index based on the closing levels of such indices from January 3, 2005 through March 1, 2010. The closing level of the MSCI Emerging Markets Daily Total Return (Net) Index and the MSCI Emerging Markets Daily Total Return (Gross) Index on March 1, 2010 was 352.817 and 1,660.931, respectively. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the MSCI Emerging Markets Daily Total Return (Net) Index and the MSCI Emerging Markets Daily Total Return (Gross) Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the MSCI Emerging Markets Daily Total Return (Net) Index and the MSCI Emerging Markets Daily Total Return (Gross) Index on any Index Business Day. This information is not necessarily indicative of the future performance of the MSCI Emerging Markets Daily Total Return (Net) Index or the MSCI Emerging Markets Daily Total Return (Gross) Index.

Historical Performance of the
MSCI Emerging Markets Daily Total Return (Net) Index

Historical Performance of the
MSCI Emerging Markets Daily Total Return (Gross) Index

The NASDAQ-100® Index

For a full description of the NASDAQ-100 Index, see "The Reference Indices—The NASDAQ-100 Index" in the accompanying underlying supplement.

The following graph sets forth the historical performance of the NASDAQ-100® Index based on the closing levels of the NASDAQ-100® Index from January 3, 2005 through March 1, 2010. The closing level of the NASDAQ-100® Index on March 1, 2010 was 1,846.40. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the NASDAQ-100® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the NASDAQ-100® Index on any Index Business Day. This information is not necessarily indicative of the future performance of the NASDAQ-100® Index.

Historical Performance of the NASDAQ-100® Index

Style Factors

Momentum Indices

The "Credit Suisse High Price Momentum Index" and "Credit Suisse Low Price Momentum Index" are both indices with 200 constituent stocks selected from the universe of the constituents of the Russell 1000 Index, according to their 12-month price momentum ranking. The candidate stocks are ranked by return from lowest to highest. The 200 stocks with the lowest returns are then selected to be the members of the Credit Suisse Low Price Momentum Index. The 200 stocks with the highest returns are then selected to be the members of the Credit Suisse High Price Momentum Index.

The return used for ranking each candidate of the Momentum Universe Member (as defined below) stocks is calculated as follows:

(Pmp/Pmp-12) – 1

where "Pmp-12" is the closing price level of Momentum Universe Member stock "m" on the Posting Date that is 12 months prior to the most recent Posting Date ("p-12") and "Pmp" is the closing price level of Momentum Universe Member stock "m" on the Posting Date ("p").

A stock is considered to be a "Momentum Universe Member" on a given day if it is tradable on that day and if it was included on the list of stocks provided by Russell Investment Group ("Russell") on the most recent date on which Russell rebalanced the Russell 1000 Index (generally near the last New York Stock Exchange trading day in June).

The constituent stocks for each of the Credit Suisse High Price Momentum Index and the Credit Suisse Low Price Momentum Index are determined each Rebalancing Date subject to the following additional criteria:

  1.  All stocks included in a basket must have a valid stock price on the immediately preceding Index Business Day and one Index Business Day prior to the Rebalancing Date that is 12 months prior to such Rebalancing Date;

  2.  No stocks then in bankruptcy may be considered;

  3.  Only stocks traded on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or the NASDAQ Global Select Market may be considered;

  4.  No stocks with a market capitalization of less than $50 million (as of the immediately preceding Rebalancing Date) may be considered;

  5.  A maximum of 20 stocks with a market capitalization of less than $75 million (as of the immediately preceding Rebalancing Date) may be included in a basket; and

  6.  A maximum of 20 stocks with a notional monthly trading volume of less than $25 million (calculated as 20 times the average daily US dollar value traded over the previous six months) may be included in a basket.

Momentum Index Calculation

The following procedure is performed twice—once for the Credit Suisse High Price Momentum Index and once for the Credit Suisse Low Price Momentum Index. For simplicity, each is referred to below as a "Momentum Index."

The Index is rebalanced monthly on the Index Business Day immediately following the official publication date of the Target Index (each such date, a "Momentum Rebalancing Date"), unless there is a Market Disruption Event effecting the Momentum Index rebalance constituents on such Index Business Day, in which case the Momentum Rebalancing Date shall be the immediately following Index Business Day on which there is no Market Disruption Event. The official publication date ("Posting Date") of the Target Index generally occurs on or about the 15th day of each month.

1.  On each Momentum Rebalancing Date, "r", each stock selected for a Momentum Index is assigned a number of shares "S" equal to:

Smr = (1/Nmr) × Lr / Pmr

Where Pmr is the closing level for each Momentum Index stock "m" on Momentum Rebalancing Date "r" and Lr is the closing Level of the Momentum Index on the Rebalancing Date "r". Nmr is the number of members in the index.

2.  The Momentum Index level, Lr , on any Index Business Day is equal to the sum each of the following products: each stock's then-current share number Smt multiplied by the closing price level, Pmt, of such stock on that Index Business Day.

Lr = S(Smt × Pmt)

Operational Adjustments

After the stocks are selected on a given Momentum Rebalancing Date, stocks may be adjusted or removed from the Momentum Index based on the events described below:

  •
  In the event of a takeover, the stock that is taken over by another company will be hypothetically sold at the closing price prior to the acquisition and hypothetical proceeds will be hypothetically reinvested across the remaining stocks in the Momentum Index;

  •
  In the event of a stock split, the number of shares of the affected stock will be multiplied by the factor used for the split at that time;

  •
  Stock dividends are treated like stock splits;

  •
  Cash dividends are reflected as dividend income, as described in the definition of "Factor Dividend" under the caption "—Index Level Calculation" above; and

  •
  A constituent company will be removed immediately after suspension from listing on an applicable exchange; the stock will be removed from the Momentum Index at the then next available price in the market; in some cases, stocks may be removed at $0.00; the hypothetical proceeds, if any, will be hypothetically reinvested proportionately across the remaining stocks in the Momentum Index.

The following graphs set forth the hypothetical historical performance of the Credit Suisse High Price Momentum Index and Credit Suisse Low Price Momentum Index based on the closing prices of the constituent stocks from January 3, 2005 through March 1, 2010. The closing levels of the Credit Suisse High Price Momentum Index and the Credit Suisse Low Price Momentum Index on March 1, 2010 were 7,400.66 and 3,406.66, respectively. The hypothetical historical performance of the Credit Suisse High Price Momentum Index and the Credit Suisse Low Price Momentum Index should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the Credit Suisse High Price Momentum Index and the Credit Suisse Low Price Momentum Index on any Index Business Day. This information is not necessarily indicative of the future performance of the Credit Suisse High Price Momentum Index and the Credit Suisse Low Price Momentum Index.

Credit Suisse High Price Momentum Index

Credit Suisse Low Price Momentum Index

Russell 1000® Index

We have derived all information regarding the Russell 1000 Index contained herein, including without limitation, its make up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of such information. Such information reflects the policies of, and is subject to change by, Russell. The Russell 1000 Index was developed by Russell and is calculated, maintained and published by Russell. Russell has no obligation to publish, and may discontinue the publication of, the Russell 1000 Index.

The Russell 1000 Index measures the price performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1,000 of the largest securities based on a combination of their market capitalization and current Index membership. The Russell 1000 represents approximately 90% of the U.S. equity market. As of January 1, 2010, the largest five sectors represented by the Russell 1000 Index were Technology, Financial Services, Health Care, Consumer Discretionary and Energy. The Russell 1000 Index is reported by Bloomberg under ticker symbol "RAY."

The Russell 1000 Index is completely reconstituted annually to ensure new and growing equities are reflected.

For a full description of the Russell 1000 Index methodology, see "The Reference Indices—The Russell 2000® Index—Methodology for Russell U.S. Indices" (which methodological description applies to all Russell U.S. Indices and is not limited to the Russell 2000® Index) in the accompanying underlying supplement.

Russell 2000® Value Index and Russell 2000® Growth Index

We have derived all information regarding the Russell 2000® Growth Index and the Russell 2000® Value Index (together, for the purposes of this section, the "Russell 2000 Style Indices") contained herein, including without limitation, their make up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of such information. Such information reflects the policies of, and is subject to change by, Russell. The Russell 2000 Style Indices were developed by Russell and are calculated, maintained and published by Russell. Russell has no obligation to publish, and may discontinue the publication of, the Russell 2000 Style Indices.

The Russell 2000® Growth Index measures the capitalization weighted price performance of the stocks included in the Russell 2000® Index (each, a "Russell 2000 Component Stock" and collectively, the "Russell 2000 Component Stocks"), determined by Russell to be growth oriented, with higher price to book ratios and higher forecasted growth values. The Russell 2000® Value Index measures the capitalization weighted price performance of the Russell 2000 Component Stocks, determined by Russell to be value oriented, with lower price to book ratios and lower forecasted growth values. All stocks included in the Russell 2000 Style Indices are traded on a major U.S. exchange.

The market value of each security in each of the two Russell 2000 Style Indices is determined as a percentage of the market value within the Russell 2000® Index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in the Russell 2000® Growth Index will have an 80% weight in the Russell 2000® Value Index. A stock that is given a 100% weight in the Russell 2000® Growth Index will hold the same value in the Russell 2000® Growth Index as it holds in the Russell 2000® Index, and will not be represented in the Russell 2000® Value Index.

For a full description of the Russell 2000® Index , of which the Russell 2000 Style Indices are subsets, see "The Reference Indices—The Russell 2000® Index" in the accompanying product supplement.

Russell uses a "non-linear probability" method to assign stocks to the Russell 2000 Style Indices. The term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book to price ratio and Institutional Brokers' Estimate System ("I/B/E/S") forecast long term growth mean. This allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the Russell 2000® Growth Index. The stocks included in the Russell 2000® Index are ranked by their adjusted book to price ratio and I/B/E/S forecast long term growth mean. These ranks are converted to standardized units and combined to produce a Composite Value Score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the Russell 2000 Style Indices. However, if a stock's weight is more than 95% in one of the two Russell 2000 Style Indices, Russell increases its weight to 100% in that Index. In addition, the market capitalization of each of the Russell 2000 Style Indices may not equal 50% of the Russell 2000® Index, due to asymmetry in the capitalization distributions that result in a skewed distribution of CVS.

Updates to Share Capital Affecting the Russell 2000 Style Indices.    Each month, the Russell 2000 Style Indices are updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000 Style Indices. This does not affect treatment of major corporate events, which are effective on the ex date.

Pricing of Securities Included in the Russell 2000® Growth Index and/or the Russell 2000® Value Index.    Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Growth Index and Russell 2000® Value Index calculations. FT Interactive Data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily calculations of the Russell 2000 Style Indices.

The following graphs set forth the historical performance of the Russell 2000® Growth Index and the Russell 2000® Value Index based on the closing levels of the Russell 2000® Growth Index and the Russell 2000® Value Index from January 3, 2005 through March 1, 2010. The closing levels of the Russell 2000® Growth Index and the Russell 2000® Value Index on March 1, 2010 were 350.07 and 896.05, respectively. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the Russell 2000® Growth Index and the Russell 2000® Value Index should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the Russell 2000® Growth Index and the Russell 2000® Value Index on any Index Business Day. This information is not necessarily indicative of the future performance of the Russell 2000® Growth Index and the Russell 2000® Value Index.

Historical Performance of the Russell 2000® Growth Index

Historical Performance of the Russell 2000® Value Index

Sector Factors

Select Sector Indices

The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the combined companies of the nine Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The nine Select Sector Indices, with the approximate percentage of the market capitalization of the S&P 500® Index included in each sector as of March 2, 2010 indicated in parentheses, are: Consumer Discretionary (9.97%); Consumer Staples (11.52%); Energy (11.17%); Financials (15.88%); Health Care (12.59%); Industrials (10.25%); Technology (18.86%); Materials (3.43%) and Utilities (3.51%). Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as the "Index Compilation Agent", determines the composition of the Select Sector Indices after consultation with S&P.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

  •
  Each of the component stocks in a Select Sector Index (the "Component Stocks") is a constituent company of the S&P 500® Index.

  •
  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

  •
  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to an Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company's stock to a particular Select Sector Index on the basis of such company's sales and earnings composition and the sensitivity of the company's stock price and business results to the common factors that affect other companies in each Select Sector Index.

  •
  Each Select Sector Index is calculated by NYSE Euronext using a modified "market capitalization" methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. For a full description of the S&P 500 Index, see "The Reference Indices—The S&P Indices—The S&P 500 Index" in the accompanying underlying supplement.

The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies NYSE Euronext that a Component Stock's Select Sector Index assignment should be changed, NYSE Euronext will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same Schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

The following graphs set forth the historical performance of the Select Sector Indices based on the closing levels of each of the Select Sector Indices from January 1, 2004 through March 1, 2010. Each Select Sector Index was established with a value of 250.00 on June 30, 1998. We obtained all closing levels from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The historical levels of the Select Sector Indices should not be taken as an indication of future performance, and no assurance can be given as to the closing level of a given Select Sector Index on any Index Business Day. This information is not necessarily indicative of the future performance of an Select Sector Index.

  Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of consumer products. Consumer staples include cosmetic and personal care, pharmaceuticals, soft drinks, tobacco, and food products. The Consumer Staples Select Sector Index serves as the benchmark for the Consumer Staples Select Sector SPDR Fund ("XLP"). The closing level of the Consumer Staples Select Sector Index on March 1, 2010 was 271.68.

Historical Performance of
The Consumer Staples Select Sector Index

  Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of cyclical products or the transportation industry. Cyclical and transportation products include building materials, retailers, appliances, housewares, air transportation, automotive manufacturing, shipping, and trucking. The Consumer Discretionary Select Sector Index serves as the benchmark for the Consumer Discretionary Select Sector SPDR Fund ("XLY"). The closing level of the Consumer Discretionary Select Sector Index on March 1, 2010 was 309.44.

Historical Performance of
The Consumer Discretionary Select Sector Index

  Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of technology products. Technology products include products developed by defense manufacturers, telecommunications equipment, microcomputer components, integrated computer circuits and process monitoring systems. The Technology Select Sector Index serves as the benchmark for the Technology Select Sector SPDR Fund ("XLK"). The closing level of the Technology Select Sector Index on March 1, 2010 was 219.56.

Historical Performance of
The Technology Select Sector Index

  Health Care Select Sector Index

The Health Care Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in health care services. Health care services include pharmaceuticals, health care providers and services, health care equipment and supplies, biotechnology, life sciences tools and services and health care technology. The Health Care Select Sector Index serves as the benchmark for the Health Care Select Sector SPDR Fund ("XLV"). The closing level of the Health Care Select Sector Index on March 1, 2010 was 317.95.

Historical Performance of
The Health Care Select Sector Index

  Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index that develop and produce crude oil and natural gas and provide drilling and other energy related services. The Energy Select Sector Index serves as the benchmark for the Energy Select Sector SPDR Fund ("XLE"). The closing level of the Energy Select Sector Index on March 1, 2010 was 566.80.

Historical Performance of
The Energy Select Sector Index

  Utilities Select Sector Index

The Utilities Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index that produce, generate, transmit or distribute electricity or natural gas. The Utilities Select Sector Index serves as the benchmark for the Utilities Select Sector SPDR Fund ("XLU"). The closing level of the Utilities Select Sector Index on March 1, 2010 was 296.70.

Historical Performance of
The Utilities Select Sector Index

  Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the financial services industry. Financial services range from investment management to commercial and investment banking. The Financial Select Sector Index serves as the benchmark for the Financial Select Sector SPDR Fund ("XLF"). The closing level of the Financial Select Sector Index on March 1, 2010 was 146.89.

Historical Performance of
The Financial Select Sector Index

  Industrial Select Sector Index

The Industrial Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and include those involved in, for example, aerospace and defense, building products, construction and engineering, electrical equipment, conglomerates, machinery, commercial services and supplies, air freight and logistics, airlines, marine, road and rail, and transportation infrastructure companies. The Industrial Select Sector Index serves as the benchmark for the Industrials Select Sector SPDR Fund ("XLI"). The closing level of the Industrial Select Sector Index on March 1, 2010 was 290.94.

Historical Performance of
The Industrial Select Sector Index

  Materials Select Sector Index

The Materials Select Sector Index is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in such industries as chemicals, construction materials, containers and packaging, metals and mining, and paper and forest products. The Materials Select Sector Index serves as the benchmark for the Materials Select Sector SPDR Fund ("XLB"). The closing level of the Materials Select Sector Index on March 1, 2010 was 330.45.

Historical Performance of
The Materials Select Sector Index

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, we intend to treat the securities, for U.S. federal income tax purposes, as a prepaid financial contract, with respect to the Index that is eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.

For example, the IRS might assert that the securities constitute debt instruments that are "contingent payment debt instruments" that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments and they had term of more than one year, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse. If the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation's issue price. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt. Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments or contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

However, even if the agreed-upon tax characterization of the securities (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, "Rebalancing") of the Index is considered a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the Index as a taxable event, you would recognize capital gain and, possibly, loss on the securities on the date of each Rebalancing to the extent of the difference between the fair market value of the securities and your adjusted basis in the securities at that time. Such gain or loss generally would be short-term capital gain or loss.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Possible Legislation Affecting Dividend Equivalent Payments

On February 24, 2010, the "Hiring Incentives to Restore Employment Act" (the "Act") was passed in the U.S. Senate. The Act is similar to legislation which passed the U.S. House of Representatives on December 9, 2009. The Act, if enacted, would treat a "dividend equivalent" payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally would be subject to U.S. withholding tax. A "dividend equivalent" payment is (i) a substitute dividend payment, (ii) a payment made pursuant to a notional principal contract that is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). These changes would apply to payments made on or after the date that is 180 days after the date on which the Act is enacted. Where the securities reference an interest in securities or an index that may provide for the payment of dividends from sources within the United States, absent guidance from the IRS, it is uncertain whether the IRS would determine that payments under the securities are substantially similar to a dividend. If the IRS determines that a payment is substantially similar to a dividend, it may be subject to U.S. withholding tax, unless reduced by an applicable tax treaty, if the Act is enacted.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) whether income and gain on such an instrument should be ordinary or capital, and (c) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation Affecting Securities Held Through Foreign Accounts

If enacted, the Act would also impose a 30% withholding tax on "withholdable payments" made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution's affiliates) and to annually report certain information about such account. "Withholdable payments" include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income ("FDAP"), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or to certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under the Act would apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it would be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Generally, the Act's withholding and reporting regime is proposed to apply to payments made after December 31, 2012. Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments may be subject to 30% withholding if the Act is enacted and payment is made after December 31, 2012.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU.

The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of up to $25.00 per $1,000 principal amount of securities. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

The agent for this offering, CSSU, is our affiliate. In accordance with NASD Rule 2720, CSSU may not make sales in this offering to any discretionary account without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

Please refer to "Underwriting" in the accompanying product supplement for further information.

Credit Suisse

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